UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 15, 2009

AMERICANWEST BANCORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-18561	91-1259511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 W. Riverside Avenue, Suite 400, Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (509) 467-6993

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	On April 15, 2009, AmericanWest Bank (“Bank”), the principal operating subsidiary of AmericanWest Bancorporation, entered into an amendment to the employment agreement with executive officer B. Nicole Sherman, in connection with the change in her title and duties and her relocation to Utah to manage the Bank’s Utah operations. The amendment:

(i)	Reaffirms that the change in title, duties and principal office for Ms. Sherman constitutes grounds for her resignation with good reason under the terms of her current employment agreement; extends until June 30, 2009 Ms. Sherman’s right to resign for good reason and receive severance benefits under the terms of the employment agreement; and provides that after June 30, 2009 the change in title, duties and principal office will no longer constitute grounds for a resignation with good reason. The prior amendment to Ms. Sherman’s employment agreement provided that Ms. Sherman had until April 30, 2009 to exercise such right to resign for good reason and receive severance benefits.

(ii)	Provides for additional reimbursement by the Bank of certain expenses related to Ms. Sherman’s continued maintenance of a residence in Spokane, Washington, in the amount of $7,500 per month for the months of April, May and June, 2009.

(iv)	Requires Ms. Sherman to refund to the Bank moving and relocation costs and relocation bonus provided for in the current and the previous amendments to her employment agreement, as follows: (i) refund 100% of such amounts if Ms. Sherman exercises her right to resign for good reason on or before June 30, 2009; (ii) refund 75% of such amounts if Ms. Sherman resigns after June 30, 2009 and on or before September 30, 2009, and (ii) refund 25% of such amounts if Ms. Sherman resigns after September 30, 2009 and on or before December, 2009. The prior amendment to Ms. Sherman’s employment agreement required Ms. Sherman to refund 100% of such amounts if she resigned on or before October 31, 2009.

A copy of the amendment is included as an exhibit 10.1 to this Form 8-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)	The Board of Directors of AmericanWest Bancorporation (the “Corporation”) amended and restated the Bylaws of the Corporation effective April 15, 2009. The amended and restated Bylaws:

(i)	Provide that the annual meeting of shareholders shall be held at such time as the Board of Directors shall determine, with no established deadline. The prior Bylaws required that the annual meeting of shareholders be held within 120 days of the end of the Corporation’s prior fiscal year.

(ii)	Provide that a special meeting of shareholders may be called by shareholders holding 10% or more of the outstanding shares entitled to vote on a matter at the special meeting. The prior Bylaws provided that a special meeting could be called only by shareholders holding 50% or more of such shares, which was inconsistent with the Articles of Incorporation and, therefore, invalid under Washington law.

(iii)	Clarify the timing and procedure for shareholders to nominate directors for election at, or to propose items of business to be conducted at, annual or special meetings of shareholders.

(iv)	Clarify that the date, time and place of regular meetings of the Board of Directors may be established by resolution of the Board of Directors, or by notice delivered to the Directors by or at the request of the Chairman of the Board.

(v)	Provide that meetings of any committee of the Board of Directors may be called by notice by or at the request of the chairman of the committee. The prior Bylaws required that meetings of a committee be established by resolution of the committee or by notice requested by a majority of the members of the committee.

(vii)	Clarify the duties of the Chairman of the Board, the Chief Executive Officer (who will be either the Chairman of the Board or the President), and the President.

(viii)	Clarify that the Board of Directors may appoint advisory directors who will meet with and advise the Board of Directors, as well as members of separate advisory boards of directors.

(ix)	Make other changes to (A) more closely conform the language of the Bylaws to the language and requirements of the Washington Business Corporation Act, (B) specifically incorporate in the language of the Bylaws certain requirements and provisions of the Washington Business Corporation Act, and (C) provide clarification.

A copy of the Amended and Restated Bylaws of AmericanWest Bancorporation, effective as of April 15, 2009, is included as an exhibit 3.2 to this Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(a)	Non-applicable

(b)	Non-applicable

(c)	Non-applicable

(d)	Exhibit No.	Exhibit Description

	3.2	Amended and Restated Bylaws of AmericanWest Bancorporation

	10.1	Amendment No. 4 to Employment Agreement for B. Nicole Sherman

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICANWEST BANCORPORATION, a Washington Corporation

Dated: April 20, 2009	/s/ Jay B. Simmons
Jay B. Simmons Executive Vice President/General Counsel